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     [LETTERHEAD FOR NAIL MCKINNEY PROFESSIONAL ASSOCIATION APPEARS HERE]

                                                                    EXHIBIT 23.2

Pontotoc Bancshares Corp.
P.O. Box 29
Pontotoc, Mississippi 38863


                                                April 23, 1996


We consent to the use of the audited financial statements for the year ended December 31, 1996, the compiled financial statements for the year ended December 31, 1995, and the pro forma financial statements for the year ended December 31, 1996 together with our reports thereon dated April 9, 1997 in the registration statement on Form S-4 of Pontotoc BancShares Corp.


Very truly yours,

/s/ JAMES RAY DAVIS, JR.

James Ray Davis, Jr.
Certified Public Accountant